UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On June 11, 2018, Robert T. Nelsen and Sanj K. Patel each informed Syros Pharmaceuticals, Inc. (the “Company”) of his desire to resign from the Board of Directors (the “Board”) of the Company effective June 14, 2018. These resignations were not the result of any disagreement with the Company.

(d)           On June 14, 2018, the Board appointed Michael W. Bonney as a Class I director. Mr. Bonney was also appointed to the Audit Committee of the Board.

Mr. Bonney, age 59, is currently the chief executive officer and chairman of the board of directors of Kaleido Biosciences, Inc., a position he has held since July 2017. From January to July 2016, Mr. Bonney was a Partner of Third Rock Ventures, LLC. Prior to that, Mr. Bonney served as chief executive officer and a member of the board of directors of Cubist Pharmaceuticals Inc. (a subsidiary of Merck & Co., Inc. as of January 2015) from June 2003 until his retirement in 2014. From 2002 to 2003, Mr. Bonney served as Cubist’s president and chief operating officer, and from 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., including vice president, sales and marketing from 1999 to 2001. Mr. Bonney is a member of the board of directors of the following publicly-traded biopharmaceutical companies: Alnylam Pharmaceuticals, Inc., Celgene Corporation and Sarepta Therapeutics, Inc. He also is a member of the board of directors of Magenta Therapeutics, Inc., a privately-held biopharmaceutical company, and the Whitehead Institute for Biomedical Research. Mr. Bonney received a B.A. in economics from Bates College and now chairs its board of trustees. We believe Mr. Bonney is qualified to serve on the Board because of his experience as a chief executive officer of a biopharmaceutical company and his expertise in the commercialization of new medicines.

In connection with a consulting agreement Mr. Bonney entered into with the Company on December 1, 2017, Mr. Bonney received, in lieu of cash compensation, an option to purchase 9,000 shares of the Company’s common stock. This option is currently vested as to 5,250 shares and is scheduled to vest as to 750 additional shares each month until December 1, 2018, subject to Mr. Bonney’s continued service relationship with the Company. This consulting agreement was terminated upon Mr. Bonney’s appointment to the Board.

Pursuant to the Company’s director compensation program, Mr. Bonney will be entitled to an annual cash retainer of $35,000 per year for service on the Board. Mr. Bonney is also entitled to an annual retainer of $15,000 for service as a member of the Audit Committee of the Board. These fees will be payable in arrears in equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payments will be prorated for any portion of a quarter in which Mr. Bonney has not served as a director or on a committee, as applicable. The Company will also reimburse Mr. Bonney for reasonable travel and out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees.

In addition, upon his appointment to the Board, Mr. Bonney was granted an option to purchase 13,000 shares of the Company’s common stock, with an exercise price equivalent to the closing price of a share of the Company’s common stock as reported by Nasdaq on the date of grant, which option will vest as to 16.66% of the shares on the six month anniversary of the date of grant and as to the remainder of the shares monthly thereafter until the third anniversary of the date of grant, subject to continued service, with full acceleration upon a change-in-control of the Company. Immediately following each annual meeting of the Company’s stockholders occurring after Mr. Bonney has completed six months of service on the Board, he will be granted an option to purchase 11,000 shares of the Company’s common stock, with an exercise price equivalent to the closing price of a share of the Company’s common stock as reported by Nasdaq on the date of grant, which option will vest as to 50% of the shares on the six month anniversary of the date of grant and as to the remainder of the shares monthly thereafter until the first anniversary of the date of grant, subject to continued service, with full acceleration upon a change-in-control of the Company.

The Company’s certificate of incorporation provides for the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. On June 14, 2018, the Company entered into an indemnification agreement with Mr. Bonney on terms identical to those entered into with the Company’s other directors and executive officers. This indemnification agreement requires the Company, among other things, to advance expenses, including attorneys’ fees, to the Company’s directors and executive officers in connection with an indemnification claim, subject to very limited exceptions.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 14, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.               The election of four Class II directors, each to serve for a three-year term expiring at the 2021 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Nominees	For	Withheld	Broker Non- Votes
Srinivas Akkaraju, M.D., Ph.D.	24,195,758	539,721	4,398,548
Vicki L. Sato, Ph.D.	24,194,804	540,675	4,398,548
Phillip A. Sharp, Ph.D.	24,216,205	519,274	4,398,548
Richard A. Young, Ph.D.	22,119,796	2,615,683	4,398,548

2.               The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For:	29,124,554
Against:	1,835
Abstain:	7,638

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Form of Director and Officer Indemnification Agreement by and between the Registrant and each of the directors of the Registrant. Previously filed on June 3, 2016 as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (SEC File Number 333-211818) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: June 15, 2018	By:	/s/ Nancy Simonian
Nancy Simonian, M.D.
President & Chief Executive Officer